UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

Janus Investment Fund

(Exact Name of Registrant as Specified in Charter)

151 Detroit Street, Denver, Colorado 80206-4805

(Address of Principal Executive Offices)

303-333-3863

(Registrant’s Telephone No., including Area Code)

Abigail Murray — 151 Detroit Street, Denver, Colorado 80206-4805

(Name and Address of Agent for Service)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

# CFS FOR VOTE - OUTBOUND CALL FLOW


Hello, I am trying to reach < SH Full Name >. Am I speaking to them?
If yes, confirm SH identity
Who's Calling? (prior to confirming SH)
My name is < First Name, Last name > and I am calling on a recorded line regarding your investment in the < Specific Fund Name >.
< Use Alternate Scripting if appropriate >
Materials were sent to you (via email, if applicable) regarding the upcoming shareholder meeting and at this time we have not received your vote. The Board is recommending a vote in favor. Would you like to vote along with the recommendations of the Board?
My name is < First name, Last name > and I'm calling on a recorded line regarding an upcoming shareholder meeting for the Janus Henderson Funds. Is < SH Full Name > available?
If yes
If a third party needs more info
We are just following up on some materials that were mailed to them. Is < SH Full Name > available?
If yes / If vote direction is given
If No / SH Declines to Vote
If Households for same SH:
I see you have additional investments with Janus Henderson Funds. Would you like to vote the same way on those investments?
What am I voting on?
< Use Appropriate Rebuttal followed by>
Would you like to vote along with the recommendations of the Board?
Vote direction is given
SH Declines to Vote after rebuttals
If no
Is there a better time to reach them?
Thank you. I am recording a < For / Against / Abstain > vote on your Janus Henderson Funds investment(s) and will send a printed confirmation <for each> to < Registration Street address >.
For confirmation purposes, may I have your city, state and zip code?
< note: if SH declines, we can accept vote with correct zip or city >
< If appropriate >
We can be reached at 866-467-3858 and are available weekdays between 9am and 11pm EST and between noon and 6pm EST on Saturday.
Thank you for your time. Have a great < day / evening >.
Thank you for your time and your vote. Have a great < day / evening >.
If yes
If Households for additional SHs:
Thank you. I see that < Other SH Name > also holds this investment. May I speak to them?
If no

CTA INBOUND CALL FLOW ïƒ~ May I have the reference number from the letter you received, it’s a seven digit code with letters and numbers starting with zero. Agent Note: Repeat it back (using alpha matches, T as in Tango, B as in Bravo) If Proxy 01 Screen pops or after searching: ïƒ~ May I have your name? ïƒ~ Is the mailing address still < Registration Street Address >? ïƒ~ Is the phone number you called from the best number to reach you at in the future? ïƒ~ This is regarding the investment in the <Company Name>. Use alternate scripting here. ïƒ~ Business Records and Third Parties: Are you authorized to vote on behalf of < Business Name/Shareholder Name >? What is your name and < position with the company / relationship to the shareholder >? We were trying to contact you because your vote is needed for the upcoming shareholder meeting. Would you like to vote along with the recommendations of the board? YES NO Use Appropriate Rebuttal Would you like to vote along with the If HHs for same SH OR Additional records in Search Results for SH: I see you have additional investments with Janus Henderson Funds. recommendations of the board? Shareholder Would you like to vote the same way on those investments? If Asked: What am I voting on? (Open Briefly) Agrees to Vote NO I am recording your < > vote on your Janus Henderson Funds investments Thank you for your time. Have a and will send you a printed confirmation < for each > to (address). For good day/evening! confirmation purposes, may I have the city, state and zip code that we’ll be mailing your confirmation to? < Note: if the SH declines, we can accept the vote with the correct city or zip> (if appropriate – non-CTA) Are there any investments registered differently that you would like to vote today? If Households for additional SHs: Thank you. I see that < Other SH Name > also holds this investment. May I speak to them? <if the phone is passed to a second holder, move to OUTBOUND CALL FLOW> Thank you for your time and your vote. Have a good day/evening!

VOTE TODAY!

Janus Henderson Global Technology and Innovation Fund

Janus Henderson Global Technology and Innovation Portfolio

Janus Henderson Research Fund

Janus Henderson Research Portfolio

Proxy Campaign

Distribution of the Proxy Statement for Janus Henderson Global Technology and Innovation Fund, Janus Henderson Global Technology and Innovation Portfolio, Janus Henderson Research Fund, and Janus Henderson Research Portfolio has commenced to shareholders as of October 22, 2024. Please read the materials carefully and vote your shares. If you have any questions regarding the proposals, or need assistance with voting, you may call Computershare Fund Services, the Fund’s proxy solicitor, toll free at 1-866-467-3858.

Please vote your shares as soon as possible!